EXHIBIT 99.1

PRESS RELEASE
Date: August 1, 2019

Cadiz Inc.: First NASDAQ-Listed U.S. Company to Enter Joint Venture to Bring Hemp and Hemp-Derived Products to Market to Meet Growing B2B and B2C Market Demands
Cadiz Inc. and Glass House Farms Form SoCal Hemp Co, Creating the Potential to Be the World's Largest Legal Commercial Hemp Operation
JV to Sustainably Farm Up to 9,600 Acres of Organically Sun-Grown Hemp in San Bernardino County in World's Fastest-Growing Hemp Market: California

(Los Angeles) – Cadiz Inc. (NASDAQ: CDZI), a natural resources leader dedicated to pursuing sustainable projects, announced it has entered into a joint venture ("JV") partnership with Glass House Farms, a division of California Cannabis Enterprises ("CCE"), one of the largest, California State licensed, vertically-integrated cannabis and hemp companies in the U.S.  The JV is a 50-50 shared venture of Cadiz and Glass House Farms, which will operate under the name SoCal Hemp Co.
The JV will work to sustainably cultivate organic, sun-grown, industrial hemp on up to 9,600 acres at the Cadiz Ranch in San Bernardino County, California. Hemp is now legal to grow and market in all 50 States, following the passage of the 2018 U.S. Farm Bill. The JV intends to bring to market hemp and hemp-derived products and solutions at a commercial scale to meet growing business and consumer market demands. The formation of  SoCal Hemp Co. has the potential to create the largest, vertically integrated, commercial hemp operation based in the world's fastest-growing hemp market – California.
According to New Frontier Data, a data and intelligence firm focused on the cannabis and hemp industries, the total U.S. sales for hemp-derived products were approximately $1.1 billion in 2018, and are projected to more than double by 2022. Another recent report by Brightfield Farms, a market and consumer intelligence firm, uncovered numerous shifts across the U.S. CBD industry, signaling a seven-fold increase in the market. With hemp-derived CBD gaining in popularity – in line with health, wellness, and anti-pharma trends – and product availability and variety increasing, the market is on track to grow to $23.7 billion through 2023.
"In the early 1900s, hemp was an approved crop on original deeds for the Cadiz area properties," said Cadiz CEO Scott Slater. "And today, this relationship makes perfect business sense for us and our holistic land management plans given the well-documented low water demand of the crop. We see tremendous revenue potential for hemp, with the exploding market demand and our competitive advantage of being in California, where we can cost effectively and legally grow hemp outdoors in the sun without the traditional risks of farming in concentrated agricultural environments."
Slater continued: "We are grateful to be executing on this vision with trusted partners Glass House Farms and CCE's family of companies. We look forward to fully maximizing  SoCal Hemp Co.'s potential to deliver value to our company, shareholders, partners, community and consumers."
 "With the emergence of large retailers like CVS, Walgreens and Kroger entering the CBD market, the consumer demand for trusted hemp-derived products and innovative business solutions is booming," said Chairman of CCE and Glass House Farms Kyle Kazan. "Between our expertise across the hemp sector's entire supply chain, a deep understanding of the political, cultural, business and consumer landscapes and Cadiz's natural resource leadership, we look forward to bringing new products to market and driving growth for our investors, partners and clients."
"The sun-drenched, isolated natural environment at the Cadiz Ranch is ideal for the commercial production of organically sun-grown hemp and natural hemp-derived products, including CBD, which are presently driving market growth," said Glass House Farms President Graham Farrar. "With plants already in the ground at the largest agricultural operation in San Bernardino County, we are working closely with the team at Cadiz to leverage our collective strengths. We look forward to bringing our full operation online and being a long-term, trusted partner and resource to the local community, our customers and clients."
In June, Cadiz and Glass House Farms led an experimental commercial hemp program to research the potential for large-scale commercial production of hemp on five acres at the Cadiz Ranch, which has already buoyed confidence in the viability of growing hemp on site. In compliance with all state, federal and local regulatory requirements, the JV will now work to expand its operation to 60 acres next month, 1,280 acres in 2020 and approximately 9,600 acres over the next three years.
The joint venture will work openly and transparently with the County of San Bernardino and law enforcement in ensuring that it maintains a first class, safe and secure farming operation.  The cooperation has been acknowledged by San Bernardino County Sheriff John McMahon who stated: "We appreciate the open and transparent manner with which Cadiz's new venture into agricultural hemp production is progressing, as well as the efforts the company has made to work with our office to ensure their operations are safe and conform with all applicable laws."
The Cadiz Ranch is located in close proximity to major rail, highway and distribution hubs and includes sizeable acreage and groundwater resources to efficiently support a successful commercial hemp operation. As a low water using crop, hemp cultivation is particularly compatible with the desert environment.
Cadiz intends for revenues derived from hemp-based cultivation and processing to meet our objective of cash-flow positive business operations inclusive of water project objectives.
Cadiz expects the production of hemp to be fully compatible with the Cadiz Water Project. Overlying farming demands will be coordinated with project operations and existing Court-validated permits. Cadiz will also continue to support the further scientific review of area mountain springs and water dependent ecosystems as called for in recently adopted legislation, and nothing in this venture diminishes that commitment.
For more information, visit https://www.cadizinc.com/, http://www.cacannabisenterprises.com/ and https://www.glasshousefarms.org/.
About Cadiz Inc.
Founded in 1983, Cadiz Inc. (NASDAQ: CDZI) is a publicly held natural resources company that owns 70 square miles of property with significant water resources in Southern California. The Company is the largest agricultural operation in San Bernardino, California, where it has sustainably farmed since the 1980s, and is partnering with public water agencies to implement the Cadiz Water Project, which over two phases will create a new water supply for approximately 400,000 people and make available up to 1 million acre-feet of new groundwater storage capacity for the region.  Cadiz abides by a holistic land management plan focused on environmental conservation and sustainable practices to manage its land, water and agricultural resources. For more information, please visit www.cadizinc.com.
About Glass House Farms
Glass House Farms, a division of California Cannabis Enterprises, is one of the top five largest cannabis and hemp cultivation, manufacturing, product, brand, hardware and apparel companies in the U.S. Based in Santa Barbara, Glass House Farms cultivates, manufactures and brings to market the finest strains of cannabis and hemp using cutting-edge care, technologies and environmental sensibility to deliver uncompromising craft-quality strains, flower, extracts, pre-rolls, vaporizers, cartridges and apparel. The company's values focus on taking extreme pride in its products and it strives to make decisions that preserve, honor and protect the communities in which it serves. For more information, visit https://www.glasshousefarms.org/.

About California Cannabis Enterprises, Inc.
California Cannabis Enterprises, Inc. (CCE) is one of the largest vertically-integrated cannabis and hemp companies in the U.S. Its suite of sustainable, community-conscious cannabis and hemp companies, brands, products, retail locations and companies includes Glass House Farms, Glass House Brands, Roam Escapes, retailers The Pottery and Bud & Bloom and others. For more information, visit http://www.cacannabisenterprises.com/, https://twitter.com/calcannaenter or https://www.linkedin.com/company/calcannabisenterprises/.
Media Contacts:
Cadiz, Inc.
Courtney Degener
213-271-1603 (o)
703-888-6054 (m)
cdegener@cadizinc.com
California Cannabis Enterprises/Glass House Farms
Ellen Mellody
570-209-2947
ellen@powerplantstrategies.com

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FORWARD LOOKING STATEMENT: This release contains forward-looking statements that are subject to significant risks and uncertainties, including statements related to the future operating and financial performance of the Company and the financing activities of the Company.  Although the Company believes that the expectations reflected in our forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Factors that could cause actual results or events to differ materially from those reflected in the Company's forward-looking statements include the Company's ability to maximize value for Cadiz land and water resources, the Company's ability to obtain new financing as needed, the receipt of additional permits for the water project and other factors and considerations detailed in the Company's Securities and Exchange Commission filings.